                                                                     EXHIBIT 2.4

                            SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (this "Agreement") is made and entered into as of March 26, 2000, by and among: Terayon Communication Systems, Inc., a Delaware corporation ("Terayon"); Ultracom Communications Holdings (1995) Ltd., a company organized under the laws of the State of Israel (the "Company"); and the persons whose names are set forth on the signature page attached hereto (each, individually, a "Seller" and, collectively, the "Sellers" or the "Shareholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    Recitals

     A. The Company is engaged principally in the development of chips for data communications over the TV cable infrastructure for Custom Premises Equipment, and its principal place of business is at 11 Harugey Hamalchut Street, Tel Aviv, Israel.

     B. The Sellers, collectively, own all the issued and outstanding shares of the Company (the "Shares").

     C. Terayon desires to acquire all of the Sellers' Shares and the Sellers desire to sell such Shares to Terayon.

     D. The Sellers and Terayon desire to make certain representations and warranties and other agreements in connection with the transactions contemplated hereby.

     E. For accounting purposes, it is intended that the transaction contemplated by this Agreement be treated as a "purchase."

     F. This Agreement has been approved by the respective boards of directors of Terayon and the Company.

                                   Agreement

     The parties to this Agreement agree as follows:

Section 1.  Description of Transaction.

     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Sellers shall sell, transfer, assign, convey and deliver to Terayon, and Terayon shall purchase from the Sellers all such Sellers' Shares, in each case, free and clear of all Liens. The closing of the purchase and sale (the "Closing") shall take place at the offices of Naschitz Brandes & Co., 5 Tuval Street, Tel Aviv, Israel at 10:00 a.m., on March [15], 2000 or on such later date (which is no later than 40 business days after the date hereof) on which all the conditions set forth in Sections 6 and 7 have been satisfied or waived, or on such other date, time and place as the parties may mutually agree

(the "Closing Date"). At the Closing, the Sellers shall cause the Company to deliver to Terayon one or more instruments representing the Sellers' Shares, and Terayon shall (i) issue the Share Consideration (as defined below) to the Sellers' Representative for distribution to the Sellers in accordance with the column in Schedule A captioned "Share Consideration", (ii) pay the cash payment to the Sellers' representative for distribution to the Sellers in accordance with the column in Schedule A captioned "Cash Payment", and (iii) deposit the Escrow Shares (as defined below) with the Escrow Agent, which amounts together represent the aggregate portion of the Purchase Consideration (as defined below) payable to the Sellers hereunder.

     1.2 Further Assurances. If, at any time after the Closing Date, Terayon shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in Terayon, its right to, and title or interest in, the Sellers' Shares or (b) otherwise to carry out the purposes of this Agreement, Terayon shall so advise the Sellers' Representative in writing, and the Sellers thereupon shall execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things reasonably necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under the Sellers' Shares, and otherwise to carry out the purposes of this Agreement.

     1.3 Purchase Consideration. The consideration for the Sellers' Shares and Vested Options (the "Purchase Consideration"), shall be as follows: Terayon shall deliver to the Sellers' Representative for distribution to the Sellers, the number of shares of Common Stock of Terayon (the "Terayon Shares" or the "Share Consideration") having a value of (i) US$30,000,000 plus (ii) US$2,270,000, which represents the Company's Net Cash as of March 1, 2000, plus
(iii) the aggregate exercise price which will have been paid upon exercise of the Vested Options. Such number of Terayon Shares shall be calculated using the closing price of Terayon Common Stock at the fifth business day prior to the Closing. The Share Consideration may be increased pursuant to Section 5.6 below. Of the Share Consideration, shares of Common Stock of Terayon with a value equal to three million US dollars ($3,000,000) shall be deposited with the Escrow Agent to be held in the Escrow Fund and shall be available to satisfy the indemnification obligations as provided in Section 9 (the "Escrow Shares"). As set forth in Section 1.4 below, Terayon shall be entitled to pay the Sellers cash in an amount of up to two hundred and fifty thousand US Dollars ($250,000) (the "Cash Payment") in lieu of such equal portion of the Share Consideration set forth above. The Share Consideration (which includes the shares to be delivered to the Sellers, the Escrow Shares and the shares to be delivered to all holders of Vested Options as specified in Section 1.6 below) and the Cash Payment shall constitute, collectively, the Purchase Consideration.

     1.4 Method of Share Transfer. The Transfer of the Terayon Shares as set forth in Section 1.3 above shall be made by Terayon to the Sellers' Representative on the Closing Date. The Cash Payment made by Terayon to the Sellers' Representative on the Closing Date shall be made by wire transfer of immediately available funds to the account specified by the Sellers' Representative in writing to Terayon at least two (2) business days prior to the Closing Date (the "Account"). The Cash Payment shall reduce the Share Consideration by such number of Terayon Shares, the value of which (calculated in the manner set forth in Section 1.3 above with respect to the Share Consideration) shall be equal to the Cash Payment.

     1.5 Accounting Treatment. For accounting purposes, the transaction contemplated by this Agreement is intended to be treated as a "purchase."

     1.6   Employee Options.

           (a) There are currently outstanding and unexercised options to acquire Ordinary Shares (the "Options") issued by the Company to employees, directors and consultants listed in Schedule A (the "Option Holders"). The names of the Option Holders and the number of Ordinary Shares covered by each Option are set forth on Schedule A.

           (b) At Closing, all Options that are vested as of the Closing Date (the "Vested Options"), shall be exercised or canceled , and thereafter Terayon shall grant to each Holder of Vested Options such number of options to purchase Common Stock of Terayon ("Terayon Options"), fully vested, indicated opposite such Option Holder's name on Schedule A. All Such Terayon Options shall have an exercise price equal to the par value of the underlying Common Stock ($0.01), and shall be exercisable at any time during the five (5) year period following the Closing Date. Prior to the Closing, no Option Holder shall exercise or transfer any Options.

           (c) All Options that are not vested as of the Closing Date (the "Unvested Options") shall be canceled and replaced with Terayon Options provided, however, that the material terms (including the vesting schedule and the exercise price with respect to such Terayon Options) shall be substantially identical to the terms and conditions of the canceled and replaced Unvested Options. If necessary, the Company shall cause any trustee holding such Options to take appropriate action to facilitate and effect the above. Notwithstanding the foregoing, in the event that the vesting of any Terayon Option is accelerated upon the termination of any employment of holder of such Terayon Option at any time prior to the first anniversary of the Closing in accordance with the vesting schedule that would have applied to such holder's Unvested Options, the Shares of Common Stock of Terayon underlying such Terayon Options, less the exercise price thereof, shall be deducted from the Purchase Consideration and Terayon shall be entitled to receive such shares from the Escrow Shares.

           (d) As soon as practicable following the date hereof and in any event prior to the Closing, the Company shall secure the written agreement, in form and substance reasonably acceptable to Terayon, of each Option Holder and Warrant Holder to the terms and conditions of this Agreement (the "Option and Warrant Holder Consent Letter and Counterpart Signature Page"). For the avoidance of doubt, the total number of shares of Common Stock to be issued to the Sellers and the Option and Warrant Holders hereunder shall be equal to the Share Consideration.

           Section 2.  Representations and Warranties of the Company.

     The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1   Due Organization; Subsidiaries; Etc.

           (a) The Company is duly organized and validly existing under the laws of the State of Israel. The Company has all requisite corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used.

           (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Ultracom Communications Holdings (1995) Ltd."

           (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

           (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

           (e) The Company has two subsidiaries (the "Subsidiaries") both of which are wholly owned by the Company: (i) Ultracom Communications (Israel) Ltd. (the "Israeli Subsidiary"), a private Company duly incorporated and organized and validly existing under the laws of the State of Israel, and (ii) Ultracom Communications Inc. (the "Delaware Subsidiary"), a Delaware corporation duly incorporated and organized and validly existing and in good standing under the laws of Delaware.

           (f) Ultracom Communications (Israel) Ltd. has not been active since the end of fiscal year 1998, and all of its activities and rights and obligations have been assigned to the Company.

           (g) Except for the Subsidiaries, the Company does not own any controlling interest in any Entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 Articles of Association and Memorandum of Association; Records. The Company has delivered to Terayon accurate and complete copies of: (1) the Memorandum of Association and Articles of Association of the Company and each of the Subsidiaries, including all amendments thereto; (2) the stock records of the Company and the Subsidiaries; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of each of the Company and the Subsidiaries. There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company or any of the Subsidiaries, that are not fully reflected in such minutes or other records. Except as set forth in Part
2.2 of the Disclosure Schedule, there has not been any violation of any of the provisions of the Company's Articles of Association or Memorandum of Association, nor has the Company taken any action that is inconsistent with any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors, which would have a Material Adverse Effect on the Company. Except as set forth in Part 2.2 of the Disclosure Schedule, the books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 Capitalization. The authorized share capital of the Company immediately prior to the Closing is 415,500 New Israeli Shekels, consisting of
(i) 23,304,373 Ordinary Shares, NIS 0.01 nominal value per share, of which 15,387 shares are issued and outstanding, (ii) 400,000 Series A Preferred Shares, NIS 0.01 nominal value per share, of which 400,000 shares are issued and outstanding, (iii) 443,333 Series B Preferred Shares, NIS 0.01 nominal value per share, of which 409,998 shares are issued and outstanding, (iv) 65,000 Series C Preferred Shares, NIS 0.01 nominal value per share, none of which are issued,
(v) 15,250,000 Series D Preferred Shares, NIS 0.01 nominal value per share, of which 14,608,061 shares are issued and outstanding and (vi) 2,087,294 Series D1 Preferred Shares, NIS 0.01 nominal value per share, of which 2,087,294 shares are issued and outstanding. The issued and outstanding share capital of the Company, on a fully diluted and as-converted basis taking into consideration all convertible or exchangeable securities and other interests in the Company is set forth in Part 2.3 of the Disclosure Schedule. Except as set forth in Part 2.3 of the Disclosure Schedule, at the Closing Date, there will not be any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, convertible securities, or any other agreements of any character directly or indirectly obligating the Company to issue any additional shares or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any shares.

     2.4   Financial Statements.

           (a) The Company has delivered to Terayon the following financial statements and notes (collectively, the "Company Financial Statements"):

               (i) The audited balance sheets of the Company as of December 31, 1998, 1997 and 1996, and the related audited statements of operations, statements of stockholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of a recognized firm of independent certified accountants relating thereto; and

               (ii) The unaudited balance sheet of the Company as of December 31, 1999 (the "Unaudited Balance Sheet"), and the related unaudited statements of operations, statements of stockholders' equity and statements of cash flows of the Company for the year then ended.

           (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial State have been prepared in accordance with generally accepted accounting principles consistently applied in Israel throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude) and comply with the requirements of all applicable Israeli regulations.

           (c) Except as set forth in Part 2.2 of the Disclosure Schedule, all proper and necessary books of account, minute books, registers and records have been maintained by the Company, are in its possession and contain accurate information relating to all material transactions to which the Company has been a party, except where the failure to maintain such books of account, minute books, registers and records would not have a Material Adverse Effect on the Company.

           (d) A complete list of the Company's debts and loan facilities as of December 31, 1999, is set forth in Part 2.4(d) of the Disclosure Schedule.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1999:

           (a) there has not been any material adverse change in the Company's business, prospects, operations, assets, liabilities, debts, work force or its condition (financial or otherwise) and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

           (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

           (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

           (d) the Company has not sold, issued or authorized the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

           (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provisions of employee option plans (written or oral), (ii) any provision of any agreement evidencing any outstanding Option or Warrant, or (ii) any restricted share purchase agreement;

           (f) there has been no amendment to the Company's Articles of Association or Memorandum of Association, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

           (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any Entity other than the Subsidiaries;

           (h) the Company has not made any capital expenditure which alone, or as a part of a series of capital expenditures made on behalf of the Company since December 31, 1999, exceeds $25,000.

           (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Agreement (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

           (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

           (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

           (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

           (m) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money.

           (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employees;

           (o) there has been no resignation or termination of employment of any officer or key employee of the Company;

           (p) the Company has not changed any of its methods of accounting or accounting practices in any respect;

           (q) the Company has not made any Tax election;

           (r) the Company has not commenced or settled any Legal Proceeding;

           (s) the Company has not entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices; and

           (t) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     2.6 Properties and Assets. Full and accurate details of the Company's material properties and assets are contained in Part 2.6 of the Disclosure Schedule. Except as disclosed in Part 2.6 of the Disclosure Schedule or in the notes to the Company Financial Statements, the Company has good and marketable title to, or a license for the designated use of, its assets including without limitation those reflected in the Company Financial Statements, free and clear of any right, interest or equity of any individual or entity (including any right to acquire, option, or right of preemption) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property ("Security Interests"). With respect to the assets that are leased, the Company is in compliance with all material provisions of such leases, such leases are valid and binding, and, to the best of its knowledge, the Company holds leasehold interests in such assets free and clear of all Security Interests, except for Security Interests that, both individually and in the aggregate with all other exceptions to any of the representations in this Section 2 which are not specified in the Disclosure Schedule, would not have a material adverse effect on the Company.

     2.7   Bank Accounts; Receivables.

           (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

           (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 1999. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate).

     2.8   Equipment; Leasehold.

           (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

           (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

     2.9   Intellectual Property and Other Intangible Assets.

           (a) As used herein, the term "Intellectual Property" shall mean all registered patents, designs and trademarks, all applications for registration thereof, and all computer programs including, but not limited to, computer programs embodied in semiconductor chips, and related flow-charts and updates, and any data relating thereto, whether in object or source code form, developed, or used in connection with the business of the Company, and all hardware, algorithms, utilities flowcharts, documentation, processes, formulations, experimental methods, or results, descriptions, business or scientific plans, customer lists and any other written, printed or electronically stored materials or information relating thereto, including specifications, pricing plans, market research or data, potential marketing strategies, prospective users and distribution channels, engineering drawings, information concerning specialized suppliers, specifications for products and/ or processes and/or software, test protocols, and all other materials relating thereto, and copies thereof in any storage media, and all other works of authorship, inventions, concepts, ideas, and discoveries developed, discovered, conceived, created, made, or reduced to practice by the Company and all intellectual property rights therein, including, without limitation, all copyrights in the United States, Israel and elsewhere, including all rights of registration and publication, rights to create derivative works, and all other rights incident to copyright ownership, for the residue now unexpired of the present term of any and all such copyrights and any term thereafter granted during which such information is entitled to copyright, and all inventions (patentable or unpatentable), trade secrets, know-how, ideas and confidential information embodied or reflected in such information, for the longest period of protection accorded to such interests under applicable law.

           (b) Except as specifically set forth in Part 2.9(b) of the Disclosure Schedule, the Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, the Intellectual Property used in the conduct of its business, and (ii) to the best knowledge of the Company, such Intellectual Property does not infringe upon or violate any right, lien, or claim of others, including without limitation of its present or former employees or the former employers of all such persons. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company is not currently obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

           (c) Except as specifically set forth in Part 2.9(c) of the Disclosure Schedule, any and all Intellectual Property of any kind which has been developed or, is currently being developed, by any of the Company or any employees of the Company shall be the property solely of the Company. The Company has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. Each employee, consultant and contractor of the Company who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to information about the Intellectual Property, has entered into a written non-disclosure agreement with the Company regarding ownership and confidentiality of the Intellectual Property, in a form reasonably satisfactory to the Company.

           (d) Except as specifically set forth in Part 2.9(d) of the Disclosure Schedule, neither the Company nor, to the best knowledge of the Company, any of its directors, officers or employees has received any communications alleging that the Company has violated or by conducting its business as currently conducted, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as set forth in Part 2.9(d) of the Disclosure Schedule, neither the Company nor, to the best knowledge of the Company, any of its directors, officers or employees has received notice nor is it otherwise aware of any infringement of or conflict with asserted rights of others, with respect to any of the Intellectual Property, or of any facts, or assertion of any facts, which would render any of the Intellectual Property invalid or unenforceable.

           (e) To the best knowledge of the Company, none of the Company's employees, officers or directors are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such persons' best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted and as proposed to be conducted. To the best knowledge of the Company, neither the execution nor delivery of the Agreement, nor the carrying on of the Company's business by employees of the Company, nor the conduct of the Company's business as proposed to be conducted, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of the Company's employees, officers or directors is now obligated. It is not, and will not become, necessary to utilize any inventions, and specifically, patent applications, of any of the Company's employees (or people the Company currently intends to hire) made prior to their employment by the Company other than those that have been assigned to the Company pursuant to valid and legally binding instruments of assignment.

           (f) To the best knowledge of the Company, the Intellectual Property owned or licensed by the Company constitutes all of the Intellectual Property reasonably necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in
Part 2.9(f) of the Disclosure Schedule, the Company has not licensed any of the Company Intellectual Property to any Person on an exclusive basis, nor has the Company entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Intellectual Property or to transact business in any market or geographical area or with any Person.

           (g) The Company's products (the "Products") have not and will not experience fatal errors and/or invalid and/or incorrect results as a result of the change of year from 1999 to 2000; provided, that the Products receive correct and properly formatted date inputs from all software and hardware that exchange data with or provide data to the Products.

     2.10  Agreements and Trading.

           (a) All agreements for the provision of goods or services in excess of $50,000, or which are essential for the Company's conduct of its business, to which the Company is a party (including instruments, leases, licenses, arrangements, or undertakings of any nature, written or oral) (the "Material Agreements") are listed in Part 2.10(a) of the

Disclosure Schedule.

           (b) To the best of the Company's knowledge, and except as set forth in Part 2.10(c) of the Disclosure Schedule, all the Material Agreements are in full force and effect and the Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any of the Material Agreements and, except as set forth in Part 2.10(b) of the Disclosure Schedule, the Company has not received any notice of any intention to terminate any such agreement.

           (c) To the best of the Company's knowledge and other than as set forth in Part 2.10(c) of the Disclosure Schedule, the Company has performed in all respects all of their material obligations under the Material Agreements, except for such non performance that, both individually and in the aggregate with all other exceptions to any of the representations in this Section 2 which are not specified on schedules hereto, would not have a Material Adverse Effect on the Company. To the best of the Company's knowledge, and except as set forth in Part 2.10(c) of the Disclosure Schedule, no party to any of the Material Agreements is in breach or in default in any respect of its material obligations thereunder. Except as set forth in Part 2.10(c) of the Disclosure Schedule, no party to any of the material Agreements has made a claim of which the Company is aware to the effect that the Company has failed to perform a material obligation thereunder.

           (d) Except as set forth in Part 2.10(d) of the Disclosure Schedule, there are no agreements, promises or understandings in force restricting the competitive freedom of the Company to provide and take goods and services by such means and from and to such individuals or entities as it may from time to time think fit.

           (e) The Company has delivered to Terayon accurate and complete copies of all written Material Agreements identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Part 2.10(a) of the Disclosure Schedule provides an accurate description of the terms of each Material Agreement that is not in written form. Except as set forth in Parts 2.10(b) and 2.10(c) of the Disclosure Schedule, each Material Agreement identified in Part 2.10(a) of the Disclosure Schedule is valid and in full force and effect, and, to the Company's best knowledge, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

           (f) Except as set forth in Part 2.10(c) of the Disclosure Schedule:

               (i) the Company has not violated or breached, or committed any material default under, any Material Agreement, and, to the Company's best knowledge, no other Person has violated or breached, or committed any material default under, any Material Agreement;

               (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material Agreement, (B) give any Person the right to declare a material default or exercise any remedy under any Material Agreement, (C) give any Person the right to accelerate the maturity or performance of any Material Agreement, or (D) give any Person the right to cancel, terminate or modify any Material Agreement;

               (iii) the Company has not received any notice or other communication regarding any actual or possible material violation or breach of, or material default under, any Material Agreement; and

               (iv) the Company has not waived any of its material rights under any Material Agreement.

           (g) No Person is renegotiating, or has a right pursuant to the terms of any Material Agreement to re-negotiate, any amount paid or payable to the Company under any Material Agreement or any other material term or provision of any Material Agreement.

           (h) The Material Agreements identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

           (i) Part 2.10(i) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company regarding the business of the Company since January 1, 1999, or which is otherwise still pending.

           (j) Part 2.10(j) of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Material Agreements.

     2.11  Capital Expenditure and Commitments.  Except as disclosed in Part
2.11 of the Disclosure Schedule or in the Company Financial Statements:

           (a) The Company has not undertaken to make any material capital commitment, expenditure or purchase in excess of $50,000.

           (b) The Company is not a party to any material hire, hire purchase, credit sale or conditional sale agreement or any contract providing for payment on deferred terms in respect of assets purchased by the Company.

           (c) The Company is not in breach of any material obligation under any material deed, agreement or transaction to which it is a party, and to the best of its knowledge, no third party that has transacted business with the Company is in breach of any of its material obligations under any material deed, agreement, or transaction with the Company to which it is a party.

           (d) The Company is not aware of any security interest on, over or affecting the issued or unissued share capital of the Company and there is no agreement or commitment to give or create any such Security Interest and no claim has been made by any Person to be entitled to any such Security Interest.

           (e) The Company has not given any guarantee, indemnity or security for, or otherwise agreed to become directly or contingently liable for, any obligation of any other individual or entity, except in its ordinary course of business, and to the best of its knowledge, no individual or entity has given any guaranty of or security for any of the Company's obligations.

           (f) There are in force no powers of attorney given by the Company with respect to any asset or business of the Company, and no individual or entity, as agent, representative, distributor or otherwise, is entitled or authorized to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

           (g) The Company has not applied for or received any grant or allowance from any governmental authority.

     2.12  Compliance with Legal Requirements.

           (a) To the best of its knowledge, information and belief, and except as set forth in Part 2.12(a) of the Disclosure Schedule, the Company has carried on its business and affairs in all material respects in accordance with all applicable laws and regulations, to the extent material to the Company's business or assets, including, inter alia, in accordance with the provisions of the Israel Companies Ordinance [New Version], 1983, and in accordance with the Company's Memorandum of Association and Articles of Association, and, the Company is not aware of any material violation or default with respect to any statute, regulation, order, decree, or judgment of any court or any governmental agency which could have a material adverse effect upon the Company's assets or business, and the Company has been granted and there are now in force all material approvals, consents, and licenses necessary for the carrying on of its business in the places and in the manner in which it is now carried on, and, except as set forth in Part 2.12(a) of the Disclosure Schedule, the Company is not aware of any circumstances which evidence or indicate that any such approvals, consents or licenses, to the extent material to the Company's business or assets, are likely to be suspended, canceled, revoked or not renewed.

           (b) The copy of each of the Memorandum of Association and Articles of Association of the Company provided to Terayon, is complete, true and accurate and has not been amended or repealed.

           (c) To the best of the Company's knowledge, and except as specifically set forth in Part 2.12(c) of the Disclosure Schedule, all documents required to be filed with or delivered to the Registrar of Companies in respect of the Company have been properly delivered in a timely manner, except for such non compliance that, both individually and in the aggregate with all other exceptions to any of the representations in this Section 2 which are not specified on schedules hereto, would not have a Material Adverse Effect on the Company.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Terayon accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. Except as set forth in Part 2.13 of the Disclosure Schedule, the Company is, and at all times since December 31, 1997 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1997, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14  Tax Matters.

           (a) To the best of the Company's knowledge, except as specifically set forth in Part 2.14(a) of the Disclosure Schedule, the Company Financial Statements make full provisions for all Taxes for which the Company was then or thereafter became or may hereafter become liable or accountable in respect of or by reference to any income, profit, receipt, gain, transaction, agreement, distribution or event which was earned, accrued, received, or realized, entered into except as specifically set forth in Part 2.14(a) of the Disclosure Schedule, paid, made or accrued on or before December 31, 1998, and the Company promptly paid or fully provided in its books of account for all Taxes for which it has or may hereafter become liable or accountable in the period from the date of its incorporation to the Closing Date.

           (b) To the best of the Company's knowledge, and except as set forth in Part 2.14(b) of the Disclosure Schedule, the Company has at all times and within the requisite time limits promptly, fully and accurately observed, performed and complied with all material obligations or conditions imposed on it, or to which any claim, deduction, allowance or relief made, claimed by or afforded to it was made subject, under any legislation relating to Taxes, except for such non compliance that, both individually and in the aggregate with all other exceptions to any of the representations in this Section 2 which are not specified in the Disclosure Schedule, would not have a Material Adverse Effect on the Company.

           (c) Except as specifically set forth in Part 2.14(c) of the Disclosure Schedule, the Company is not aware of any circumstances which will or may, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant Government Body in relation to its liability or accountability for Taxes, any claim made by it, any relief, deduction, or allowance afforded to it, or in relation to the status or character of the Company or any of its enterprises under or for the purpose of any provision of any legislation relating to Taxes, except for such dispute or claim that, both individually and in the aggregate, would not have a Material Adverse Effect on the Company.

     2.15  Employees.

           (a) Full particulars of all the officers, employees and consultants of the Company (each, an "Employee"), including their present compensation packages, are disclosed in Part 2.15(a) of the Disclosure Schedule, which particulars show all material benefits including, without limitation, salaries, directors' fees, social benefits, bonuses, commissions, profit shares, automobile, reimbursement of expenses and benefits in kind ("Benefits") payable or which the Company is bound to provide (whether now or in the future) to each officer, employee and consultant of the Company and are true, accurate and complete.

           (b) Except as set forth in Part 2.15(b) of the Disclosure Schedule, no key employee of the Company has been dismissed in the last six months or has given notice of termination of his employment.

           (c) Part 2.15(c) of the Disclosure Schedule includes the form of contracts under which substantially all the Employees of the Company at the date hereof are engaged.

           (d) Subject to the provisions of any applicable Israeli law and binding custom and except as set forth in Part 2.15(a) of the Disclosure Schedule, there are no agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums, or other like benefits on retirement or on death or termination or during periods of sickness or disablement for the benefit of any officer or former officer or employee or former employee of the Company or for the benefit of the dependents of any such individual in operation at the date hereof.

           (e) Except as set forth in Part 2.15(e) of the Disclosure Schedule, all the Benefits to which any officer or former officer or employee or former employee of the Company is or may be entitled including, inter alia, severance pay, leave and health, have been paid or adequately provided for in the Company Financial Statements.

           (f) A complete list of all of the shares and options granted to or purchased by employees, directors, officers or consultants of the Company, and their respective vesting schedules, is set forth in Part 2.15(f) of the Disclosure Schedule. Except as set forth therein, the Company does not operate any share incentive scheme, share option scheme or profit sharing scheme for the benefit of any of its directors, officers, employees or consultants.

           (g) Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits, except as provided therein or by law.

           (h) Part 2.15(a) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions.

           (i) Part 2.15(i) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

           (j) Except as set forth in Part 2.15(j) of the Disclosure Schedule, the

Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

           (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, the Company is not aware of any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; nor is the Company aware of any controversies, strikes, slowdowns or stoppages pending or threatened between the Company and any of its employees. To the Company's best knowledge, the consummation of any of the transactions contemplated by this Agreement will not have a material adverse effect on the Company's labor relations, and none of the Company's key employees has notified the Company of any intention to terminate his or her employment with the Company.

     2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Company's best knowledge, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the Company's best knowledge, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law with respect to such property. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.).

     2.17  Insurance.

           (a) Full and accurate details of the Company's insurance policies are contained in Part 2.17(a) of the Disclosure Schedule, including such policies as are required under the Company's agreements with its customers.

           (b) The Company has the benefit of customary insurance policies against all risks and losses usually insured against by companies carrying on the same or a similar business, subject to customary exclusions, and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature and against accident, damage, injury, third party loss (including product liability) and loss of profits with a well established and reputable insurer.

           (c) Except as specifically set forth in Part 2.17(c) of the Disclosure Schedule, the Company has not done anything or suffered any damage which has rendered or might render any policies of insurance taken out by it void or voidable or which might result in an increase in premiums and the Company has complied with all conditions attached to such policies.

           (d) There is no claim outstanding under any of such policies nor, to the best of the Company's knowledge, are there any circumstances likely to give rise to such a claim.

     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1997 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1997 been, indebted to the Company; (c) since December 31, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Agreement, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since December 31, 1997 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18 each of the following shall be deemed to be a "Related Party": (i) the Seller and any person who owns an aggregate of five percent (5%) or more of the capital stock of the Seller; (ii) each individual who is, or who has at any time since December 31, 1997 been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses '(i)' and '(ii)' above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses '(i)' '(ii)' and '(iii)' above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19  Legal Proceedings; Orders.

           (a) As of three days prior to the date hereof and three days prior to the Closing Date, except as set forth in Part 2.19 of the Disclosure Schedule there is no, nor will there have been any pending Legal Proceeding, and, to the Company's best knowledge, no Person has threatened to commence any Legal
Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Company's best knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

           (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

           (c) As of three days prior to the date hereof and three days prior to the Closing Date, there is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Company's best knowledge, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.20  Authority; Binding Nature of Agreement.  Except as set forth in Part
2.21 of the Disclosure Schedule, the Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other remedies.

     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

           (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Articles of Association or Memorandum of Association, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

           (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

           (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

           (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Agreement that is or would constitute a Material Agreement, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Agreement, (ii) accelerate the maturity or performance of any such Material Agreement, or (iii) cancel, terminate or modify any such

Material Agreement; or

           (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (ii) the consummation of any of the transactions contemplated by this Agreement.

     2.22 No Conflicting Interest. Except as set forth in Part 2.22 of the Disclosure Schedule, the Company is not aware that any director, officer, key employee or Related Party of the Company has any interest in any corporation, partnership, or other entity that is engaged in a business which is in competition with that of the Company, is a supplier or customer of the Company, or is a party to any contract which may have any effect on the business of the Company.

     2.23 Brokers. Except as set forth in Part 2.23 of the Disclosure Schedule, no broker, finder or investment banker, for which the Company or the Seller may be liable, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company or any of its directors, officers, employees or agents.

     2.24 Claims from Sellers. None of the Sellers has any claims or rights of action against the Company as of the Closing, and none of the agreements between the Company and any of the Sellers is in violation, or is contested by, any of the Company's shareholders.

     2.25 Experience; Receipt of Information. The Sellers have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to the Share Consideration paid to the Sellers in accordance with the acquisition of the Company by Terayon, and have reviewed and inspected all of the data and information provided to them by Terayon in connection with this Agreement. The sellers have been furnished by Terayon with all the documents and information regarding the Company which the Sellers have requested, and have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Terayon concerning Terayon's business, assets and financial position.

     2.26 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

Section 3.  Representations and Warranties of Terayon

     Terayon represents and warrants to the Company and the Sellers as follows:

     3.1 Due Organization. Terayon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Terayon has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

     3.2   SEC Filings; Financial Statements.

           (a) Terayon has timely filed all required forms, reports and documents with the SEC since August 17, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports, and documents were filed. Terayon has made available to the Company and the Seller accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Terayon with the SEC between August 17, 1998 and the date of this Agreement (the "Terayon SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Terayon SEC Documents, including, any financial statements or schedules included or incorporated by reference therein, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Terayon SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements contained in the Terayon SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Terayon and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Terayon and its subsidiaries for the periods covered thereby. Except as and to the extent disclosed in the Terayon SEC Reports, since August 17, 1998, there has not been any event, occurrence or development which does or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Terayon.

     3.3 Authority; Binding Nature of Agreement. Terayon has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; and the execution, delivery and performance by Terayon of this Agreement (including the contemplated issuance of Common Stock in accordance with this Agreement) have been duly authorized by all necessary action on the part of Terayon and its board of directors. No vote of Terayon's stockholders is needed to approve any of the transactions contemplated by this

Agreement. This Agreement constitutes the legal, valid and binding obligation of Terayon, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.4 Valid Issuance. The Common Stock to be issued in the transactions contemplated by this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.5 Consents and Approvals. Except as set forth on Schedule 3.5 hereto, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Body is necessary for the consummation by Terayon of the transactions contemplated by this Agreement.

     3.6 No Violation. Neither the execution and delivery of this Agreement by Terayon, the performance by Terayon of its obligations hereunder nor the consummation by Terayon of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Terayon, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease or agreement to which Terayon is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or domestic or foreign Governmental Body applicable to Terayon.

     3.7 Legal Proceedings. Except as set forth in Schedule 3.7 hereto, Terayon is not aware of any pending Legal Proceeding, and, to Terayon's best knowledge, no Person has threatened to commence any Legal Proceeding: (i) that involves Terayon or any of the assets owned or used by Terayon or any Person whose liability Terayon has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To Terayon's best knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     3.8 Experience; Receipt of Information. Terayon has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to the acquisition of the Company and has reviewed and inspected all of the data and information provided to it by the Company in connection with this Agreement. Terayon has been furnished by the Company with all the documents and information regarding the Company which Terayon has requested, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company's business, assets and financial position.

     3.9 Brokers. No broker, finder or investment banker, for which the Company or the Sellers may be liable, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Terayon or any of its directors, officers, employees or agents.

     3.10 Full Disclosure. This Agreement does not, and the Terayon Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

Section 4.  Certain Covenants of the Company.

     4.1 Access and Investigation. During the period from the date of this Agreement through the Closing, or the earlier termination hereof in accordance with Section 8 (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Terayon and Terayon's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Terayon and Terayon's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Terayon may reasonably request.

     4.2 Operation of the Company's Business. Other than as contemplated hereunder, or in the Disclosure Schedule, during the Pre-Closing Period:

           (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

           (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

           (c) the Company shall keep in full force all insurance policies referred to in Part 2.17 of the Disclosure Schedule;

           (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Terayon concerning the status of the Company's business;

           (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities.

           (f) except as set forth in part 4.2(f) of the Disclosure Schedule, the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

           (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of the Plan for Issuance of Options to Directors Executives and Senior Employees of the Company,
(ii) any provision of any agreement evidencing any outstanding Option, or (iii) any provision of any restricted stock purchase agreement;

           (h) the Company shall not amend or permit the adoption of any amendment to the Company's Articles of Association, except to the extent necessary to effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

           (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

           (j) the Company shall not make any capital expenditure, except capital expenditures that do not exceed $25,000 per month;

           (k) the Company shall not, other than in the ordinary course of business, (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Agreement, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

           (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, except for rights or other assets acquired, leased or licensed in the ordinary course of business, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except for rights or other assets disposed of, leased or licensed in the ordinary course of business, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Agreements;

           (m) the Company shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices;

           (n) the Company shall not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new key employee;

           (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

           (p) the Company shall not make any Tax election;

           (q) the Company shall not commence or settle any material Legal Proceeding;

           (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Terayon gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Terayon's withholding of consent to any action will not be deemed unreasonable if Terayon determines in good faith that the taking of such action would not be in the best interests of the Company, currently and/or under the ownership of Terayon).

     4.3   Notification; Updates to Disclosure Schedule.

           (a) During the Pre-Closing Period, the Sellers and/or the Company shall promptly notify Terayon in writing of:

               (i) the discovery by the Sellers and/or the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any material breach of any material covenant or obligation of the Sellers and/or the Company; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

           (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Terayon an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.4 No Negotiation. During the Pre-Closing Period, neither the Sellers nor the Company shall directly or indirectly:

           (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Terayon) relating to a possible Acquisition Transaction;

           (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Terayon) relating to or in connection with a possible Acquisition Transaction; or

           (c) negotiate, entertain or accept any proposal or offer from any Person (other than Terayon) relating to a possible Acquisition Transaction.

The Seller and/or the Company shall promptly notify Terayon in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its Representatives during the Pre-Closing Period.

4.5 Name and Logo: Terayon and the Company may continue to use the name "Ultracom Communications Holdings (1995) Ltd." and the logo and trade marks (if any) perpetually and free of any charges whatsoever. The Sellers and its Affiliates shall not use the "Ultracom" name after the Closing Date.


Section 5.  Additional Covenants of the Parties.

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement. Each party to this Agreement shall (upon request) promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period. Each party shall promptly provide the other parties with copies of all filings made by the other party with the SEC or any other state, federal or foreign Governmental Body in connection with this Agreement and the transactions contemplated hereby.

     5.2 Public Announcements. During the Pre-Closing Period, (a) the Company and the Sellers shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Terayon's prior written consent, and (b) Terayon shall not (and Terayon shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Company's prior written consent. Notwithstanding the provisions of the preceding sentence, each party shall be permitted to issue any press release or make any public statement as such party is advised by counsel is legally required to be issued or made under any applicable laws; provided, however, that in such event the party issuing such press release or making such public statement will provide the other parties with prompt advance written notice of such requirement and a copy of the press release to be issued or public statement to be made, and the parties shall use reasonable commercial efforts to coordinate the content of such press release or public statement.

     5.3 Best Efforts. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Terayon shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.4 Employment and Non-Competition Agreements. The Company shall use all commercially reasonable efforts to cause the individuals identified in Exhibit D to execute and deliver to the Company and Terayon, at the Closing, an Employment and Non-Competition Agreement in the form set forth as Exhibit E hereto.

     5.5 Termination of Employee Plans. At the Closing, the Company shall terminate its existing stock option plans, and shall ensure that no employee or former employee of the Company has any rights under any of such plans and that any liabilities of the Company under such plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no material cost to the Company.

     5.6 Registration of Shares. Terayon will, as promptly as practicable but, in any event, not later than sixty (60) days following the Closing Date, prepare and file with the SEC a registration statement on Form S-3 under the Securities Act with respect to the registration of the shares of Common Stock issuable to the Sellers in connection with the transactions contemplated by this Agreement (the "Registration Statement"). Terayon will, and will cause its accountants and lawyers to, cause the Registration Statement to be declared effective as promptly as practicable after filing with the SEC, and the Registration Statement shall be kept effective continuously for a period of one year following the date on which the Registration Statement is declared effective by the SEC. Terayon shall make reasonable efforts to cause the Registration Statement to become effective on the Closing Date; provided, however, that if the Registration Statement is declared effective later than the Closing Date (but, in any event, not later than sixty (60) days following the Closing Date), the Share Consideration set forth in Section 1.3 above shall be increased by such number of additional shares of Terayon Common Stock (the "Additional Shares"), having a value equal to the difference between (i) the value of the Share Consideration as determined on the Closing Date pursuant to Section 1.3 above, and (ii) the value of the Share Consideration as determined by calculating the average closing price of the shares of Common Stock of Terayon over the fifteen (15) trading days immediately preceding the fifth business day prior to the date on which the Registration Statement becomes effective. Notwithstanding the foregoing, in the event that the number of Additional Shares is equal to or exceeds 35% of the number of Terayon Shares delivered at the Closing, Terayon may, at its sole discretion, and provided that the Sellers have not waived their right to receive an additional number of Terayon Shares in excess of such additional 35%, annul the proposed Transaction and the entire Purchase Consideration shall be returned to Terayon against the return of the Shares of the Company to the Sellers' Representative (for distribution to the Sellers), without liability to either party.

     None of the information supplied or to be supplied by Terayon for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the date on which the Registration Statement is declared effective by the SEC any event in respect of Terayon, its officers and directors, or any of its subsidiaries should occur which is required to be described an amendment of, or a supplement to, the Registration Statement, Terayon shall promptly so advise the Sellers and such event shall be so described, and any such amendment or supplement to the Registration Statement (which the Sellers' Representative shall have a reasonable opportunity to review, and, to the extent such amendments have a Material Adverse Effect on the value of the Share Consideration, may rescind the transaction) shall be promptly filed with the SEC. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     5.7 Employees. As soon as practicable after the Closing Date, Terayon shall provide to all employees of the Company such employee benefits plans, programs and arrangements as are generally made available to Israeli employees of Terayon, provided, with respect to each employee, that such employee does not voluntarily terminate his or her employment with the Company prior to the first anniversary of the Closing Date.

     5.8 Tax Liability. Each party shall be responsible for all its respective tax obligations deriving from the transactions contemplated in this Agreement. Notwithstanding the above, stamp duty with respect to the transactions contemplated in this Agreement or to any actions under this Agreement, if applicable, shall be paid half by the Sellers and half by Terayon.

Section 6.  Conditions Precedent to Obligations of Terayon.

     The obligations of Terayon to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions any or all of which may be waived in writing by
Terayon:

     6.1 Accuracy of Representations. Each of the representations and warranties made by the Seller in this Agreement and in each of the other agreements and instruments delivered to Terayon in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     6.2 Performance of Covenants. All of the covenants and obligations that the Seller or the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.4 Agreements and Documents. Terayon and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

           (a) fully executed Escrow Agreement (the "Escrow Agreement") in the form and substance reasonably satisfactory to counsel for Terayon and counsel for the

Sellers, which shall contain, without limitation, provisions regarding the following: (i) the release of the Escrow Shares upon the termination of a one
(1) year period commencing on the Closing Date, (ii) provisions enabling the Sellers' Representative to instruct the Escrow Agent as to the sale of the Escrow Shares (with the proceeds of such sale(s) to be deposited in the Escrow in lieu of the Escrow Shares), and (iii) such other terms and conditions as are standard and customary in transactions of this nature ;

           (b) employment and Non-Competition Agreements in the form of Exhibit E, executed by the individuals identified on Exhibit D;

           (c) confidential invention and assignment agreements, reasonably satisfactory in form and content to Terayon, executed by all employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements;

           (d) a legal opinion of Tulchinsky Stern & Co., Law Offices, in form and substance reasonably satisfactory to counsel for Terayon, addressed to Terayon and dated as of the Closing Date;

           (e) a certificate executed by the President of the Company (but without personal liability thereto) certifying that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2 and 6.3 have been duly satisfied (the "Company Closing Certificate");

           (f) written resignations of all directors of the Company, effective as of the Closing Date;

           (g) certificates representing the Shares accompanied by share transfer deeds duly executed for transfer in blank; and

           (h) Option Holder Consent Letter and Counterpart Signature Pages, executed by all of the Option Holders.

     6.5 Securities Law Requirements. All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities have been issued or given, and all restrictions or registration statements filed under any laws relating to the sale of securities for the issuance of Common Stock issuable pursuant to this Agreement shall have become effective, and no such permit, license, consent, approval, registration or registration statement shall have been revoked, canceled, terminated, suspended or made the subject of any stop order or proceeding thereof.

     6.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal, which Legal Requirement shall not have been removed within thirty (30) days of enactment.

     6.7 No Legal Proceedings. No Person shall have commenced or taken substantial steps towards any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the transactions contemplated by this Agreement or seeking to prohibit or limit the exercise by Terayon of any material right pertaining to its ownership of stock of the Company.

     6.8 Termination of Employee Plans. The Company shall have provided Terayon with evidence, reasonably satisfactory to Terayon, as to the termination of the benefit plans referred to in Section 5.5.

     6.9 ISA Exemption. Terayon shall have received from the Israel Securities Authority an exemption from the obligation to publish a prospectus in the manner required pursuant to the laws of the State of Israel in connection with the issuance of the Common Stock to the Seller.

Section 7.  Conditions Precedent to Obligations of the Sellers and the Company.

     The obligations of the Sellers and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions any or all of which may be waived in writing by the Sellers' representative:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Terayon in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2 Performance of Covenants. All of the covenants and obligations that Terayon is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 Documents. The Sellers and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

           (a) a letter executed by Boston Equiserve, L.P., as Transfer Agent, Registrar and Exchange Agent (the "Transfer Agent") of the Terayon Common Stock, stating that it has received irrevocable instructions from Terayon to issue the Share Consideration in the names of the respective Sellers, and that it will forward validly executed share certificates covering the Common Stock, in the names of the Sellers;

           (b) fully executed Escrow Agreement;

           (c) a legal opinion of Cooley Godward llp, in form and substance reasonably satisfactory to counsel for the Sellers, addressed to the Sellers and dated as of the Closing Date; and

           (d) a certificate executed by an Officer of Terayon (but without personal liability thereto) certifying that each of the representations and warranties set forth in Section 3 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2 and 7.5 have been duly satisfied (the "Terayon Closing Certificate")and.

     7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal, which Legal Requirement shall not have been removed within
(30) days of enactment.

     7.5 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     7.6 No Legal Proceedings. No Person shall have commenced any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the transactions contemplated by this Agreement or seeking to prohibit or limit the exercise by Terayon of any material right pertaining to its ownership of stock of the Company.

Section 8.  Termination.

     8.1   Termination Events.  This Agreement may be terminated prior to the
Closing:

           (a) By either the Company and the Sellers' Representatives or by Terayon if a court of competent jurisdiction or Governmental Body shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift) and such was not at the request of the party seeking termination of the Agreement, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have not been rescinded within 45 days of the date of issuance thereof; or

           (b) By Terayon if the Closing has not taken place on or before April 10 2000 (other than as a result of any failure on the part of Terayon to comply with or perform any covenant or obligation of Terayon set forth in this Agreement);

           (c) By the Sellers' Representative and the Company if the Closing has not taken place on or before April 10, 2000 (other than as a result of the failure on the part of Sellers holding more than 20% of the Shares, or by the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Terayon); or (d) By the mutual consent of Terayon, the Sellers' Representative and the Company.

     8.2 Termination Procedures. If Terayon wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(b), Terayon shall deliver to the Sellers' Representative and the Company (with a copy to the Company's counsel) a written notice stating that Terayon is terminating this Agreement and setting forth a brief description of the basis on which Terayon is terminating this Agreement. If the Sellers' Representative and the Company wish to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), the Sellers' Representative and the Company shall deliver to Terayon (with a copy to Terayon's counsel) a written notice stating that the Sellers and the Company are terminating this Agreement and setting forth a brief description of the basis on which the Sellers' Representative and the Company are terminating this Agreement.

     8.3   Effect of Termination.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the Company, the Sellers or Terayon shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 5.2.

Section 9. Indemnification, Etc.

     9.1   Survival of Representations, Etc.

           (a) The representations and warranties made by the Sellers (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company Closing Certificate) shall survive the Closing until the end of one (1) year following the Closing Date (the "Survival Period"); provided, however, that if, at any time prior to the Survival Period, any Indemnitee (acting in good faith) delivers to the Sellers' Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Survival Period until such time as such claim is fully and finally resolved.

           (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives, other than as specifically set forth in the representations and the Disclosure Schedule.

           (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Sellers in this Agreement.

           (d) The representations and warranties made by Terayon (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in Terayon Closing Certificate) shall survive the Survival Period; provided, however, that if, at any time prior to the Survival Period, the Sellers' Representative (acting in good faith) shall deliver to Terayon a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Terayon (and setting forth in reasonable detail the basis for the Sellers' Representative belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Survival Period until such time as such claim is fully and finally resolved.

           (e) The representations, warranties, covenants and obligations of Terayon, and the rights and remedies that may be exercised by the Sellers, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Sellers.

     9.2   Indemnification.

           (a) From and after the Closing Date (but subject to Section 9.1(a)), the Indemnitees may seek indemnification first from the Escrow Fund and only thereafter from the Sellers, severally and not jointly, for any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which are from or as a result of, or are directly or indirectly arising out of : (i) any breach of any representation or warranty set forth in Section 2 or in the Company Closing Certificate; (ii) any breach of any representation or warranty set forth in
Section 2; (iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5).

           (b) The Sellers and the Company acknowledge and agree that, if the Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of its rights as an Indemnitee) Terayon shall also be deemed, by virtue of its ownership of the shares of the Company, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

           (c) From and after the Closing Date (but subject to Section 9.1(d)), any Seller may seek indemnification from Terayon for any Damages that are directly or indirectly suffered or incurred by such Seller or to which such Seller may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3; (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 3 as if such representation and warranty had been made on and as of the Closing Date; or
(iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Seller for the purpose of enforcing any of its rights under this Section 9); provided, however, that the amount of indemnification sought by the Sellers shall not exceed the Purchase Consideration.

     9.3   Notice of Claims; Defense of Third Party Claims.

           (a) In the event of the assertion or commencement by any Person of any claim, demand, notice or Legal Proceeding (whether against the Sellers, against Terayon or against any other Person) with respect to which any of the Indemnitees shall have the right to seek indemnification pursuant to this
Section 9, Terayon shall notify the Sellers' Representative and the Escrow Agent with reasonable promptness of such action, claim or demand (the "Third Party Claims"), specifying, to the extent known, the nature, circumstances and the amount of such Third Party Claim (a "Third Party Claim Notice"). The Sellers' Representative shall have thirty days from its receipt of a Third Party Claim Notice (the "Third Party Claim Notice Period") to notify Terayon (i) whether the Sellers' Representative disputes the Indemnitee's right of reimbursement from the Escrow Fund with respect to such Third Party Claim, and (ii) if the Sellers' Representative does not dispute such right of reimbursement, whether or not it desires to defend the Indemnitee against such Third Party Claim.

           (b) If the Sellers' Representative notifies Terayon within the Third Party Claim Notice Period that (i) the Sellers' Representative does not dispute the Indemnitee's right of reimbursement and (ii) the Sellers' Representative desires to defend against such Third Party Claim, then the Sellers' Representative shall have the right to assume and control the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to Terayon, and the Seller's Representative shall be entitled to reimbursement first out of the Escrow Fund for such Defense. The Indemnitee may participate in, but not control, any such defense or settlement, at its sole cost and expense; provided, however, that the Sellers' Representative and Terayon shall jointly control the defense of any tax audit or proceeding which could reasonably be expected to have a Material Adverse Effect on the business or condition of the Company for any taxable period ending on or after the Closing.

           (c) If the Sellers' Representative (i) disputes the Indemnitee's right of reimbursement with respect to a Third Party Claim, or (ii) does not dispute such right of reimbursement but fails to promptly assume and prosecute the defense of such Third Party Claim, then Terayon or the Indemnitee shall be entitled to assume and control the defense of such Third Party Claim. Unless the Sellers' Representative has disputed the Indemnitee's right to reimbursement for a Third Party Claim, Indemnitee shall be entitled to reimbursement first from the Escrow Fund for such defense. If the Sellers' Representative does not assume the defense of a Third Party Claim for any reason, it may still participate in, but not control, the defense of such Third Party Claim at the Sellers' Representative's sole cost and expense.

           (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers. With respect to a Third Party Claim for which the Sellers' Representative is the Responsible Party, Terayon shall, and shall cause each Indemnitee to, make available to the Sellers' Representative and its representatives all books and records of Terayon and the Indemnitees relating to such Third Party Claim and shall render to the Sellers' Representative such assistance and access to records and the representatives of Terayon and the Indemnitees as the Sellers' Representative and its representatives may reasonably request.

           (e) In the event that an Indemnitee has a claim out of the Escrow Fund for reimbursement which does not involve a Third Party Claim (a "Direct Claim"), Terayon shall notify the Sellers' Representative of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim (a "Direct Claim Notice" and together with Third Party Claim Notices, the "Claim Notices"). If the Sellers' Representative notifies Terayon that it disputes an Indemnitee's right of reimbursement from the Escrow Fund with respect to a Claim set forth in a Claim Notice, Terayon, the Indemnitee and the Sellers' Representative shall use reasonable efforts to resolve such dispute and, in the event that such efforts are unsuccessful, shall resolve such dispute by arbitration. The Arbitration proceedings will be in English and will take place in Tel Aviv, Israel or such other place, as the parties shall agree upon. The arbitrator(s) shall not be bound by any judicial rules of evidence or procedure but shall be bound by the substantive laws of the State of Israel. The parties will attempt to select an arbitrator on which Terayon and the Sellers' Representative shall agree. In the event of disagreement as to the identity of the arbitrator, each party shall select an arbitrator and the two arbitrators shall select, by mutual agreement, a third arbitrator.

           (f) Neither the Sellers' Representative, on the one hand, nor Terayon or any other Indemnitee, on the other hand, shall enter into any settlement of any Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a Third Party Claim. Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. If an Indemnitee fails to consent to any settlement offer of a Third Party Claim (whether or not Terayon is the Responsible Party with respect to such Third Party Claim), Terayon or the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum reimbursement from the Escrow Fund with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the Indemnitee fails to consent to such settlement offer) shall not exceed the amount of such settlement offer. If the Sellers' Representative fails to consent to any settlement offer of a Third Party Claim (whether or not the Sellers' Representative is the Responsible Party with respect to such Third Party Claim), the Sellers' Representative may continue to contest or defend such Third Party Claim and, in such event, subject to the limitations on indemnification set forth in Section 9.5, the Indemnitee may make a Claim against the Escrow Fund for the excess, if any, of the (i) amount of Damages ultimately recovered against an Indemnitee as a result of such Third Party Claim minus (ii) the amount of such settlement offer, and the portion of the Damages equal to the settlement offer plus the Damages of the Indemnitees incurred in connection with the defense of such Third Party Claim through the date on which the Sellers' Representative rejected the settlement offer.

     9.4 Exercise of Remedies by Indemnitees Other Than Terayon. No Indemnitee (other than Terayon or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Terayon (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     9.5   Limitations on Indemnification.

           (a) Except as specifically set forth herein, the maximum amount of indemnifiable Damages that may be recovered from the Sellers arising out of or resulting from Section 9.2(a) shall be an amount equal to the Purchase Consideration; provided, however, that if the value of the claims made by Terayon exceed 50% of the Share Consideration (valued in accordance with Section
1.3 above), the Sellers' Representative may, within 21 days following his receipt of such claim(s), notify Terayon in writing of the Sellers' intention to terminate this Agreement and purchase the Shares of the Company back from Terayon for restitution of the Purchase Consideration. Terayon shall, within 14 days of its receipt of such written notice, either (i) amend the claim(s) so that the aggregate amount of such claim(s) does not exceed 50% of the Share Consideration; or (ii) deliver the shares of the Company to the Sellers' Representative (for distribution to the Sellers) in exchange for the Purchase Consideration or an amount equal thereto.

           (b) Notwithstanding anything to the contrary contained in this Agreement, no Indemnitee shall be entitled to seek indemnification from the Sellers under this Agreement with respect to any Damages arising out of or resulting from Section 9.2(a), until the aggregate amount of such Damages exceeds one hundred and fifty thousand US dollars ($150,000), and where such damages exceed one hundred and fifty thousand US dollars ($150,000), the Indemnitees shall be entitled to indemnification in full (with no deduction of the one hundred and fifty thousand US dollars ($150,000)), subject to the provisions of Section 9.5(a). This $150,000 threshhold shall not apply to (i) a shortfall in the amount of Net Cash which the Company shall have, as of March 1, 2000, as compared to the Net Cash as calculated pursuant to Section 1.3 hereof or (ii) the shares of Terayon which may be delivered to holders of Unvested Options pursuant to Section 1.6(c) hereof.

           (c) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Damages that may be recovered from Terayon arising out of or resulting from Section 9.2(c) shall be an amount equal to the Purchase Consideration.

           (d) Notwithstanding anything to the contrary contained in this Agreement, the Sellers shall not be entitled to seek indemnification from Terayon under this Agreement with respect to any Damages arising out of or resulting from Section 9.2(c), until the aggregate amount of such Damages exceeds one hundred and fifty thousand US dollars ($150,000), and where such damages exceed one hundred and fifty thousand US dollars ($150,000), the Sellers shall be entitled to indemnification in full (with no deduction of the one hundred and fifty thousand US dollars ($150,000)), subject to the provisions of
Section 9.5(c).

     9.6 Exclusive Remedies. Terayon acknowledges and agrees that its sole and exclusive remedy (except in the case of fraud, in which case Terayon reserves all rights available to it under the law with respect to the party committing such fraud) with respect to any and all claims relating to the subject matter of this Agreement and the other agreements, documents and certificates specifically contemplated by this Agreement shall be pursuant to the indemnification provisions set forth in this Section 9 and specific performance as contemplated by Section 10.11 below.

     9.7 Prospectus Indemnification. Notwithstanding anything to the contrary in this Agreement, in the event any shares of Common Stock are included in a registration statement of Terayon:

           (a) To the extent permitted by law, Terayon will indemnify and hold harmless each of the Sellers, the officers, directors and legal counsel of each of the Sellers, any underwriter (as defined in the Securities Act) for the Sellers and each person, if any, who controls any of the Sellers or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Terayon: (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Terayon of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Terayon will reimburse such Seller, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 9.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Terayon, which consent shall not be unreasonably withheld, nor shall Terayon be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon or in conformity with written information furnished expressly for use in connection with such registration by such Seller, partner, officer, director, underwriter or controlling person of the Seller.

           (b) To the extent permitted by law, the Seller will, if Common Stock held by the Seller are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Terayon, each of its directors, its officers, and legal counsel and each person, if any, who controls Terayon within the meaning of the Securities Act and any underwriter selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Terayon or any such director, officer, controlling person, or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon or in conformity with written information furnished by the Seller specifically for use in connection with such registration; and each such Seller will reimburse any legal or other expenses reasonably incurred by Terayon or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicial determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 9.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld.

           (c) Promptly after receipt by an indemnified party under this Section
9.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own c, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.7.

           (d) If the indemnification provided for in this Section 9.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (e) The obligations of Terayon and the Sellers under this Section 9.7 shall survive completion of any offering of Common Stock in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

SECTION 10.  MISCELLANEOUS PROVISIONS.

     10.1 Sellers' Representative. JVP Properties Ltd. is hereby designated by the Sellers as the representative of the Sellers for purposes of this Agreement and the Escrow Agreement and as agent and attorney-in-fact of the Sellers with respect hereto and thereto (the "Sellers' Representative"). The Sellers' Representative shall have the authority to take such actions and exercise such discretion on behalf of its respective principals as are required of the Sellers' Representative pursuant to the terms of this Agreement and the Escrow Agreement (and any such actions shall be binding on each of the Sellers represented by such Sellers' Representative), including without limitation the following:

           (i) To execute, acknowledge, deliver, record and file all ancillary agreements, waivers, consents, certificates and documents which the Sellers' Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement;

          (iii) To receive and make any payments provided for under this Agreement and acknowledge receipt and payment thereof;

          (iv) To waive any breach or default under the Agreement, or to waive any condition precedent to the Closing under Section 7 hereof;

          (v)   To amend or terminate this Agreement pursuant to its terms;

          (vi) To receive service of process in connection with any claims under this Agreement or the Escrow Agreement; and

          (vii) To perform the obligations and exercise the rights under the Escrow Agreement, including the settlement of any claims and disputes arising thereunder.

     The designation and appointment of the Sellers' Representative is irrevocable and shall not be affected by the subsequent death, incapacity, insolvency or dissolution of any Seller. The Sellers' Representative shall be indemnified by the Sellers for any expense and liability which it will incur in connection with his actions as a sellers' representative (including, but not limited to, any liability towards any or all of the Sellers resulting from negligent actions or omissions, and erroneous resolutions taken in his capacity as a sellers' representative under this section), and all his actions and resolution are hereby approved by the Sellers as long as, and until he has been replaced or removed from his role as Shareholders' representative pursuant to the terms hereof. Terayon shall have the right to rely upon all actions taken or omitted by the Sellers' Representative pursuant to this Agreement, all of which actions and omissions shall be binding on each of the Sellers. If the

Sellers' Representative shall be dissolved or otherwise be unable to fulfill his responsibilities as agent of the Sellers, then the Sellers holding a majority in interest of the capital stock of the Company (assuming the exercise of all options and warrants and the exercise and conversion of all exercisable and convertible securities) shall, within ten days after such circumstances, appoint a successor agent and, promptly thereafter, shall notify Terayon of the identity of such successor. Any such successor shall become the "Sellers' Representative" for purposes of this Agreement. The Sellers hereby authorize the Sellers' Representative to pay all reasonable and documented legal fees and expenses incurred by the Company and the Sellers (as further described in Section 10.3 below) from the Purchase Consideration prior to the distribution of the Purchase Consideration to the Sellers. The Sellers hereby agree to transfer to the Sellers' Representative such additional cash amounts as shall be determined by the Sellers' Representative are necessary to pay all legal fees and expenses incurred by the Company and the Sellers (as further described in Section 10.3 below), and in connection with the performance of his duties as the Sellers' Representative.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Each of the Company and Terayon shall bear and pay all fees, costs and expenses (including legal fees, accounting fees and brokerage fees) that have been incurred or that are incurred by such party, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Terayon and its Representatives with respect to the Company's business (and the furnishing of information to Terayon and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, and (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement (except with respect to stamp duty, as specified in Section 5.8 above) , and the obtaining of any Consent required to be obtained in connection with any of such transactions; provided however that all the Company's fees and expenses shall be applied to reduce the Net Cash and, accordingly, the Purchase Consideration.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Terayon:

               Terayon Communication Systems, Inc.
               2952 Bunker Hill Lane
               Santa Clara, CA 95054
               Fax:  (408) 727-6205
               Attention:  Chief Executive Officer

               with a copy to:

               Cooley Godward LLP
               One Maritime Plaza, 20th Floor
               San Francisco, CA  94111
               Fax:  (415) 951-3699
               Attention:  Karyn R. Tucker, Esq.

               and

               Naschitz, Brandes & Co.
               5 Tuval Street
               Tel-Aviv, Israel
               Fax: 972 3 623 5021
               Attention: Sharon A. Amir, Adv.

          if to the Company:

               Ultracom Communications Holdings (1995) Ltd.
               11 Harugey Hamalchut Street
               Tel Aviv, Israel
               Fax:  03 6480461
               Attention:  Chief Executive Officer

               with a copy to:

               Tulchinsky Stern & Co., Law Offices
               Riger Federman Bldg.
               22 Kanfey Nesharim St.
               Givat Shaul, Jerusalem, Israel
               Fax: 972-2-6513133
               Attention: Doron Stern, Adv.


          If to the Sellers' Representative:

               [JVP Properties Ltd.]
               Bldg. 1, Technological Park

               Malha, Jerusalem, Israel
               Tel: 972-2-6797270
               Fax: 972-2- 6797273

               with a copy to:

               Tulchinsky - Stern, Law Offices
               Riger Federman Bldg.
               22 Kanfey Nesharim St.
               Givat Shaul, Jerusalem, Israel
               Fax: 972-2-6513133
               Attention: Doron Stern, Adv.


     10.5  Time of the Essence.  Time is of the essence of this Agreement.

     10.6 Headings. The boldface headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Israel (without giving effect to principles of conflicts of laws). Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of District of Tel Aviv-Jaffa in the State of Israel.

     10.9 Successors and Assigns. This Agreement shall be binding upon: the Company, the Sellers and their respective successors and assigns (if any); Terayon and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Sellers the other Indemnitees (subject to Section 9.5); and the respective successors and assigns (if any) of the foregoing. Neither party may assign any of its rights under this Agreement to any other Person (other than to any Seller's affiliates, and, with respect to Sellers which act as trustees, to their beneficiaries) without obtaining the consent or approval of the other parties hereto, provided that following the Closing any Seller may sell and assign Terayon Shares (subject to applicable law) without obtaining such approval.

     10.10 Specific Performance. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and
(b) an injunction restraining such breach or threatened breach.

     10.11 Waiver.

           (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

           (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.14 Parties in Interest. Except for the provisions of Section 9, none of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.15 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     10.16 Construction.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

           (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.



             [The Remainder of this Page Intentionally Left Blank]

     The parties hereto have caused this Share Purchase Agreement to be executed and delivered as of the date first above written.

                        TERAYON COMMUNICATION SYSTEMS, INC.,
                         a Delaware corporation


                        By: /s/ Shlomo Rakib
                           -----------------------------------------------------

                        Name: /s/ Shlomo Rakib
                             ---------------------------------------------------

                        Title: President
                              --------------------------------------------------



                        ULTRACOM COMMUNICATIONS HOLDINGS (1995) LTD.,
                         a company organized under the laws of Israel


                        By: /s/ Erel Margalit
                           -----------------------------------------------------

                        Name: Erel Margalit
                             ---------------------------------------------------

                        Title: Director
                              --------------------------------------------------



                        SELLERS' REPRESENTATIVE

                        /s/ Erel Margalit
                        --------------------------------------------------------

                        By: Erel Margalit
                            ----------------------------------------------------

                        SELLERS:

                        Jerusalem Venture Partners (Israel) LP


                        /s/ Erel Margalit
                        --------------------------------------------------------

                        By: Erel Margalit
                            ----------------------------------------------------

                        Title: Managing Partner
                               -------------------------------------------------

                        Jerusalem Venture Partners LP


                        /s/ Erel Margalit
                        --------------------------------------------------------

                        By: Erel Margalit
                            ----------------------------------------------------

                        Title: Managing Partner
                              --------------------------------------------------

                        Gemini Israel II LP, by its General Partner
                        Gemini Capital Fund Management Ltd.

                        /s/ Y. Seler
                        --------------------------------------------------------

                        Gemini Israel II Parallel Fund LP, by its General
                        Partner
                        Gemini Capital Associates LP, by its General Partner Gemini Capital Fund Management LTD

                        /s/ Y. Seler
                        --------------------------------------------------------

                        Gemini Partner Investors L.P

                        /s/ Y. Seler
                        --------------------------------------------------------

                        Advent PGGM Gemini LP, by its General Partner
                        Gemini Capital Associates LP, by its General Partner Gemini Capital Fund Management LTD

                        /s/ Y. Seler
                        --------------------------------------------------------

                        Jerusalem Pacific Ventures (1994) L.P.

                        /s/ Jay Morrison
                        --------------------------------------------------------
                        By: Jay Morrison
                            ----------------------------------------------------
                        Title: Auth Signatory
                               -------------------------------------------------

                        STAR Management of Investments (1993) L.P.

                        /s/ Meir Barel
                        --------------------------------------------------------
                        By:
                            ----------------------------------------------------
                        Title:
                               -------------------------------------------------

                        SVM STAR Ventures Enterprises No. V

                        /s/ Meir Barel
                        --------------------------------------------------------
                        By: SVM STAR Ventures ManagementgeseLL
                            ----------------------------------------------------
                        Title: Dr. Meir Barel
                               -------------------------------------------------

                        SVM STAR Ventures Managementge a ellschaft mbH Nr. 3 & Co. Beteiligungs KG

                        /s/ Meir Barel
                        --------------------------------------------------------
                        By: SVM STAR Ventures ManagementgeseLL
                            ----------------------------------------------------
                        Title: Dr. Meir Barel
                               -------------------------------------------------

                        SVE STAR Ventures Enterprises No. III A

                        /s/ Meir Barel
                        --------------------------------------------------------
                        By: SVM STAR Ventures ManagementgeseLL
                            ----------------------------------------------------
                        Title: Dr. Meir Barel
                               -------------------------------------------------

                        SVE STAR Ventures Enterprises No. III GbR

                        /s/ Meir Barel
                        --------------------------------------------------------
                        By: SVM STAR Ventures ManagementgeseLL
                            ----------------------------------------------------
                        Title: Dr. Meir Barel
                               -------------------------------------------------

                        Unicycle Trading Co.

                        /s/ Mark Chais
                        --------------------------------------------------------
                        By: Mark Chais
                            ----------------------------------------------------
                        Title: President
                               -------------------------------------------------

                        Champenios Innovacon

                        /s/ Champenois Innovacon
                        --------------------------------------------------------
                        By: Champenois Innovacon
                            ----------------------------------------------------
                        Title: Managing Director
                               -------------------------------------------------

                        Mofet Israel Technology Fund

                        /s/ Mofet Israel Technology Fund
                        --------------------------------------------------------
                        By: Samuel Fogel
                            ----------------------------------------------------
                        Title: Managing Partner
                               -------------------------------------------------

                        Digital Media & Communications L.P.

                        By: Advent International Limited Partnership General
                            Partner

                        By: Advent International Corporation, General Partner

                        /s/ Adrew Fillat
                        --------------------------------------------------------
                        By: Andrew Fillat
                            ----------------------------------------------------
                        Title: Senior Vice President
                               -------------------------------------------------

                        Gildc IT Fund B.V.

                        /s/ A. Arts
                        --------------------------------------------------------
                        By: A. Arts
                            ----------------------------------------------------
                        Title: Partner
                               -------------------------------------------------

                        One Liberty Fund III L.P.

                        /s/ A. Arts
                        --------------------------------------------------------
                        By: A. Arts
                            ----------------------------------------------------
                        Title: Partner
                               -------------------------------------------------

                        Moshe Shahaf

                        /s/ Moshe Shahaf
                        --------------------------------------------------------

                        Robert E. Richardson Jr.

                        /s/ Robert E. Richardson Jr.
                        --------------------------------------------------------

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

           (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

           (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than Ordinary Shares issued to employees of the Company, upon exercise of Options or Warrants and, the conversion of the Company's debt to the Seller into Ordinary Shares, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

           (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     Agreement. "Agreement" shall mean the Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Terayon on behalf of the Sellers.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Escrow Fund. "Escrow Fund" shall have the meaning ascribed to it in the Escrow Agreement.

     Governmental Authorization.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees.  "Indemnitees" shall mean the following Persons:  (a) Terayon;
(b) the respective Representatives of the Person referred to in clause "(a)" above; and (c) the respective successors and assigns of the Persons referred to in clauses "(a)" and "(b)" above; provided, however, that the Sellers shall not be deemed to be an "Indemnitee."

     Liens. "Liens" shall mean all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.


     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have an effect on the Company's business, condition, assets, liabilities, operations or financial performance or prospects.

     Net Cash. The sum of US$2,270,000, which is based on the Company's representations regarding its cash and cash equivalents as of March 1, 2000, such sum to be derived from the following calculation: the sum of US$3,480,000, which consists of the Company's Cash as of March 1, 2000 and Tax refunds payable to the Company, minus (i) The total amount owed by the Company to Orckit; (ii) the Company's total transaction expenses; and (iii) an amount of US$170,000 which represents 50% of the compensation due to the Company's employees on March 1/st/, 2000 and 50% of the payment payable to Fujitsu Microelectronic GmbH on
March 1, 2000.   .

     Options. "Options" shall mean options to purchase Ordinary Shares under an Option Plan.

     Person.  "Person" shall mean any individual, Entity or Governmental Body.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Returns. "Tax Returns" shall mean returns, reports and information statements with respect to Tax required to be filed by or on behalf of the Company with the Israel Income Tax Commission, the Israel Value Added Tax Authority and any other taxing authority domestic or foreign.

     Vested Options. "Vested Options" shall mean options to purchase Ordinary Shares that vest prior to or at the Closing.